Exhibit 99.1

November 7, 2016

Energous Corporation and Dialog Semiconductor’s New Strategic Partnership Will Accelerate Wireless Charging Adoption

The partnership accelerates early-market adoption of Energous’ disruptive WattUp wireless charging technology with Dialog as the exclusive supplier

SAN JOSE, CA -- (Marketwired) -- 11/07/16 -- Energous Corporation (NASDAQ: WATT), the developer of WattUp®, a revolutionary wire-free charging technology that provides over-the-air power at a distance, today announced a strategic partnership with Dialog Semiconductor plc (XETRA: DLG), a provider of highly-integrated power management, AC/DC power conversion, solid state lighting (SSL) and Bluetooth® low-energy (LE) technology. Dialog has agreed to make a strategic $10 million investment in Energous and become the exclusive component supplier of the WattUp technology, while Energous is able to leverage Dialog’s broad sales and distribution channels to accelerate market adoption.

Energous’ WattUp technology provides a unique and more extensive wireless-charging experience compared to traditional, coil-based technologies. By sending energy safely through the air using radio frequencies, WattUp is able to deliver intelligent, scalable power in a similar way to a Wi-Fi router. WattUp differs from inductive or resonant wireless charging systems in that it delivers power at a distance, to multiple devices, in any orientation, resulting in a wire-free experience that has the ability to transform the way consumers and industries charge and power electronic devices at home, in the office, in the car and beyond.

The strategic relationship will enhance the existing synergies between Energous’ uncoupled wireless charging technology and Dialog’s power saving technologies. Energous WattUp technology uses Dialog’s SmartBond® Bluetooth low energy solution as the out-of-band communications channel between the wireless transmitter and receiver. Dialog’s power management technology is then used to distribute power from the WattUp receiver integrated circuit (IC) to the rest of the device while Dialog’s AC/DC Rapid Charge™ power conversion technology efficiently delivers power to the wireless transmitter.

WattUp uses small form factor antennas that are formed using the existing device’s printed circuit board, removing the need for larger, more expensive coils. This enables broader adoption of wireless charging in a larger range of battery-powered devices, such as smartphones, tablets, Internet of Things (IoT) devices, small form factor wearables, gaming and Virtual Reality (VR)/Augmented Reality (AR) devices.

“Energous’ WattUp technology can be thought of as wireless charging 2.0, and could deliver a wireless charging experience that is much closer to what consumers imagine by charging devices close up and at a distance, while in use and without compromising product design or adding excessive cost,” said Mark Tyndall, Senior Vice President, Corporate Development and Strategy, Dialog Semiconductor. “This strategic partnership means that Dialog is able to more closely align our synergistic technologies, supply chain and global sales resources to accelerate the deployment of Energous’ WattUp wireless transmitter and receiver technology while expanding our innovative use cases and market share.”

“The partnership brings two very complementary companies closer together, creating numerous synergies and benefits,” said Stephen R. Rizzone, President and CEO, Energous. “Energous is pleased to be able to leverage Dialog’s decades of experience in power-saving technologies as well as its robust sales channel, long term strategic relationships and world-class fab and backend operations. Working together, we will be able to accelerate the adoption of the WattUp technology and reshape the way electronic devices are charged.”

“The partnership with a top-tier semiconductor company like Dialog also represents a strong validation for Energous as we prepare to launch WattUp-enabled consumer products with our licensees in early 2017,” added Rizzone.

The strategic partnership includes positive tactical and strategic implications that will aggressively speed up customer adoption of WattUp-enabled products and streamline chip production. Benefits of the agreement include joint marketing and sales operations, including access to Dialog’s channel partners and access to Dialog’s customer base to accelerate the adoption of WattUp in smartphone and emerging IoT applications.

Energous will be showcasing the WattUp technology at CES from January 5-8, 2017 in Dialog’s demo suite located in the Venetian Palazzo Hospitality Suites as well as Energous’ demo suite located in the Hard Rock Hotel Penthouse Suite.

For more information on Dialog Semiconductor’s power management technologies, visit www.dialog-semiconductor.com/power-management.

About Energous Corporation

Energous Corporation is the developer of WattUp® -- an award-winning, wire-free charging technology that will transform the way consumers and industries charge and power electronic devices at home, in the office, in the car and beyond. WattUp is a revolutionary radio frequency (RF) based charging solution that delivers intelligent, scalable power via radio bands, similar to a Wi-Fi router. WattUp differs from current wireless charging systems in that it delivers contained power, at a distance, to multiple devices -- thus resulting in a wire-free experience that saves users from having to remember to plug in their devices. For more information, please visit Energous.com, or follow Energous on Twitter and Facebook.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms. All statements in this release that are not based on historical fact are “forward-looking statements.” Examples of forward-looking statements include, among others, statements we make regarding expectations for market developments, technological advances, anticipated results of our development efforts, and the timing for receipt of required regulatory approvals and product launches. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to develop a commercially feasible technology; receipt of necessary regulatory approvals; our ability to find and maintain development partners and licensees, market acceptance of our technology, the amount and nature of competition in our industry; our ability to protect our intellectual property; and the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

About Dialog Semiconductor

Dialog Semiconductor is a leading provider of integrated circuits (ICs) that power the Internet of Things. Dialog solutions are integral to some of today’s leading mobile devices and the enabling element for increasing performance and productivity on the go. From making smartphones more power efficient, enabling home appliances to be controlled from anywhere, to connecting the next generation of wearable devices, Dialog’s decades of experience and world-class innovation help manufacturers get to what’s next.

Dialog operates a fabless business model and is a socially responsible employer pursuing many programs to benefit the employees, community, other stakeholders and the environment we operate in. Dialog Semiconductor plc is headquartered in London with a global sales, R&D and marketing organization. In 2015, it had approximately $1.35 billion in revenue and was one of the fastest growing European public semiconductor companies. It currently has approximately 1,680 employees worldwide. The company is listed on the Frankfurt (FRANKFURT: DLG) stock exchange (Regulated Market, Prime Standard, ISIN GB0059822006) and is a member of the German TecDax index.

For more information, visit www.dialog-semiconductor.com.

Dialog, the Dialog logo, SmartBond and Rapid Charge are trademarks of Dialog Semiconductor plc or its subsidiaries. All other product or service names are the property of their respective owners. © Copyright 2016 Dialog Semiconductor All rights reserved.

Public Relations Contact:

Edelman

Alexandra Kenway

(650) 762-2985

PR@energous.com

Investor Relations Contact:

Pondel Wilkinson

Laurie Berman

(310) 279-5962

IR@energous.com

Source: Energous Corporation